Exhibit 10.2

                                                                   TRD-DP-052/05
                                                                     DTIR-05-018



                 MATAMOROS LPG MIX PURCHASE AND SALES AGREEMENT



                                     BETWEEN



          RIO VISTA ENERGY PARTNERS L.P. AND P.M.I. TRADING LIMITED


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This  Matamoros LPG Mix Purchase and Sales Agreement (the "Agreement"), made and entered into as of June 4th, 2005, by and between Rio Vista Energy Partners L.P., a corporation organized under the laws of the State of Delaware, United States of America, having its principle place of business at 820 Gessner Road, Suite 1285, Houston Texas, 77024, United States of America ("Seller") and P.M.I. Trading Limited, a corporation organized under the laws of Ireland, having the administration of its business and place of address at Av. Marina Nacional No. 329; Torre Ejecutiva Piso 20, Col. Huasteca, C.P. 11311, in Mexico City, Mexico ("Buyer") (each of Buyer and Seller, "Party" and, collectively, the "Parties").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter set forth, the Parties herby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person;

     "Agreement" shall mean this Agreement, Including all Exhibits attached Hereto, as the same may be amended, modified or supplemented from time to time;

     "Alternative Delivery Point" shall mean Seller's terminal located at 902 Chemical Road, Port of Brownsville, 78521 Texas, United States of America.;

     "ASTM"  shall  mean  the  American  Society  for  Testing  and  Materials;

     "Banking Day" shall mean any day on which the banks are open for business in the jurisdiction in which payment is to be made;

     "Butane"  shall  comply  with  the  specifications  set  forth  by the GPA;

     "Buyer's Representatives" shall mean Pemex-Gas y Petroquimica Basica's personnel authorized to supervise the operations described in this Agreement at the Delivery Point or at the Alternative Delivery Point;

     "DDU"  shall  mean  Delivered  Duty  Unpaid,  according  to incoterms 2000;


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     "Day"  shall  mean  a  twenty-four (24) hour period, starting at zero hours local time in Matamoros on the morning of each calendar day and ending at zero hours local time in Matamoros on the morning of the following calendar day;

     "Delivery Point" shall mean Seller's terminal located at Carr. Sendero Nacional Km. 9, desviacion Carr. La Rosita-Lucio Blanco Km. 3.4, desviacion brecha 22 s/n (a 500 mts.), Ejido La Gloria, C.P. 87560, Matamoros, Tamaulipas, Mexico;

     "Exhibit  A"  contains  the  Product  specifications;

     "FCA"  shall  mean  Free  Carrier,  according  to  incoterms  2000;

     "Gallon(s)" shall mean one (1) U.S. standard gallon of two hundred and thirty one (231) cubic inches at sixty degrees Farenheit (60 degrees F);

     "GPA"  shall  mean  Gas  Processors  Association;

     "Injection Point" shall mean Seller's terminal located at 902 Chemical Road, Port of Brownsville, Texas, 78521, United States of America;

     "Product" shall mean the LPG Mix meeting the specification parameters set forth in EXHIBIT A
                ----------

     "Mexico"  shall  mean  the  United  Mexican  States;

     "MMgal"  shall  mean  millions  of  Gallons;

     "Month"  shall  mean  a  calendar  month;

     "Person" shall mean an individual, partnership, company, firm, trust, joint venture, unincorporated organization or government or any department or agency thereof;

     "PGPB"  shall  mean  Pemex-Gas  y  Petroquimica  Basica;

     "Products"  shall mean Product, Butane or Propane, as the context dictates;

     "Propane"  shall  comply  with  the  specifications  set  forth by the GPA;

     "U.S. Dollars" or "U.S.$" shall mean dollars of the United States of America;

     "U.S."  shall  mean  the  United  States  of  America.


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                                   ARTICLE II

                                  PURPOSE; TERM

     2.01     PURPOSE. Seller agrees to sell, transfer, convey  and  deliver  to
              -------
Buyer and Buyer agrees to purchase and accept receipt of from Seller, Products in such volumes as specified in, and otherwise in accordance with the terms and conditions of, this Agreement.

     2.02     TERM. Unless earlier terminated in accordance with this Agreement,
              ----
the term of this Agreement (the "Term") shall commence on June 4th, 2005 (the "Effective Date") and end on March 31st, 2006.


                                   ARTICLE III

                                     PRODUCT

     3.01     PRODUCT SPECIFICATIONS. Products  shall,  at  all  times  meet the
              ----------------------
specification  parameters  set  forth  in  Exhibit  A.
                                           ----------

     3.02     PRODUCT QUANTITY. In accordance with the following table:
              ----------------

------------------------------------------------------------------
3.5 MMgal per Month            FROM JUNE 1st, 2005 (1) THROUGH
                               AUGUST 31st, 2005
------------------------------------------------------------------
6.0 MMgal per Month            FROM SEPTEMBER 1st THROUGH
+/- 5% at Buyer's option       SEPTEMBER 30th, 2005.
------------------------------------------------------------------
9.0 MMgal per Month            FROM OCTOBER 1st THROUGH
+/- 10% at Buyer's option      OCTOBER 31st, 2005.
------------------------------------------------------------------
13.0 MMgal per Month           FROM NOVEMBER 1st, 2005 THROUGH
+/- 10% at Buyer's option      FEBRUARY 28th, 2006.
------------------------------------------------------------------
9.0 MMgal per Month            FROM MARCH 1st THROUGH
+/- 10% at Buyer's option      MARCH 31st, 2006.
------------------------------------------------------------------

1) Monthly volume for June 2005, shall be prorated during the delivery period (June 4th through June 30th, 2005) on the basis of 3,500,000 Gallons of LPG Mix.

Ten (10) Days prior to the beginning of each Month, Buyer shall inform to Seller the volume to be delivered on such Month ("Nominated Volume").

          3.02.1     EARLY  TERMINATION.  If  this  Agreement  is  terminated by
                     -------------------
either Party prior to the expiration of the Term in accordance with the terms and conditions of this Agreement, Nominated Volume shall be prorated through the termination date on the basis of the Article 3.02.


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     3.03     BUYER'S  SHORTFALL.
              ------------------

          3.03.1     SHORTFALL  OCCURRENCE.  A  shortfall  attributable to Buyer
                     ---------------------
(the "Buyer's Shortfall") shall occur when the volume of Product actually delivered by Seller and lifted by Buyer during any Month of the Term at the Delivery Point (or Alternative Delivery Point, if Buyer exercises its option to take delivery at the Alternative Delivery Point) (the "Actual Volume") is less than the Nominated Volume, provided, however, that a Buyer's Shortfall shall not be deemed to have occurred in the event Buyer fails to take delivery of the Nominated Volume due to Seller's fault or non-compliance with this Agreement, including without limitation, Seller's failure to deliver the Nominated Volume, the provision of non-compliant Product, or Seller's inability to deliver Product to the Delivery Point (or Alternative Delivery Point, if Buyer exercises its option to take delivery at the Alternative Delivery Point), and any such volumes not delivered by Seller shall be deducted from the Shortfall Computation, as defined below.

          3.03.2     SHORTFALL  COMPUTATION.  A  Buyer's  Shortfall shall be the
                     ----------------------
positive difference between the Nominated Volume and the Actual Volume (the "Buyer's Shortfall Volume"), provided, however, that should Buyer fail to take delivery of the Nominated Volume during the Term due to Seller's fault or non-compliance with the Agreement, including without limitation, Seller's failure to deliver the Nominated Volume, the provision of non-compliant Product, or Seller's inability to deliver Product to the Delivery Point (or Alternative Delivery Point, if Buyer exercises its option to take delivery at the Alternative Delivery Point), then the Nominated Volume shall be reduced by the amount of Product not delivered by Seller.

          3.03.3     SHORTFALL  POTENTIAL COMPENSATION. If a  Buyer's  Shortfall
                     ----------------------------------
occurs, Buyer shall make its best efforts with no obligation or whatsoever, to receive the Buyer's Shortfall Volume during one or more of the following Months on the basis of Article 3.02.

     3.04     PRODUCT  QUALITY  AND QUANTITY INSPECTIONS. Buyer and Seller shall
              ------------------------------------------
appoint and independent inspection company mutually agreeable to Buyer and Seller (the "Inspector") to determine quality and quantity of the Product at the Delivery Point. The inspector's findings shall be final and binding on the Parties in the absence of fraud, bad faith or gross error. Buyer shall pay the gross amount of the Inspector's fees, however, Seller agrees that Buyer shall monthly deduct the amount of U.S. $8,500.00 from amounts due to Seller, such amount representing Seller's share of the Inspector's fees.

          3.04.1     PRODUCT QUALITY  INSPECTION. All Product shall be monitored
                     ---------------------------
to  ensure  compliance  with  the  specification  parameters  in  Exhibit  A.
                                                                  ----------
Determination of quality shall follow the procedures set forth in the latest revision of ASTM procedures (the "Compliance Procedures"). A sample of Product will be drawn in accordance with the Compliance Procedures (the "Sampling") by the Inspector at the Injection Point for every 50,000 Gallons injected at the Injection Point. A gas chromatography ("GC") analysis (as defined hereunder) shall be performed by the Inspector on the sample in


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accordance  with  the  ASTM D-2163 method to assess the sample's compliance with the specification parameters in Exhibit A. If the sample analysis is found to be
                                ---------
non-compliant, the entire 50,000 Gallons of Product from which the sample was taken will be deemed non-compliant (the "Non-Compliant Product"), and the Inspector shall immediately notify both Parties. All Non-Compliant Product shall be deemed not delivered and Buyer shall not be responsible for payment nor for any Shortfall Payment. Seller shall use its best efforts to dispose of any Non-Compliant Product promptly upon notification of its non-compliance by the Inspector and shall be responsible for any and all costs and liabilities relating to or arising from the Non-Compliant Product. The gas chromatograph utilized shall be calibrated in accordance with the latest ASTM and GPA procedures.

          3.04.2     PRODUCT  QUANTITY INSPECTION. The Inspector shall determine
                     ----------------------------
the  quantity  of  Product  for  payment  purposes  as  follows:

     (a) Each empty tank truck shall be weighed on the platform scale at the Delivery Point/Alternative Delivery Point, or an alternative independent platform scale mutually acceptable to the Parties. Once Product is completely loaded onto the tank trucks, such tank truck will be weighed at the same platform scale upon its departure. The weight obtained by the differential between these two measurements shall be converted into volume in Gallons and corrected at 60 degrees F in accordance with the Compliance Procedures, through the determination of the specific gravity through gas chromatograph provided by Seller or by Inspector. The Inspector shall take samples at the Delivery Point (at the Micromotion measurement device installed at the connection point between Seller's pipeline and the Delivery Pont) for every 50,000 Gallons received at the Delivery Point. The gas chromatograph utilized shall be calibrated in accordance with the latest ASTM and GPA procedures.

     (b) Seller's terminal platform scale at the Delivery Point/ Alternative Delivery Point will be tested and adjusted for accuracy and least once every sixty (60) Days. Seller will be required to comply with the calibration and certification procedures adopted by Mexican authorities in accordance with Official Standards (NOM-010-SCFI-1994 (1999)). Buyer's Representative and Inspector may witness the calibration and certification procedures. Seller shall provide Buyer via fax a copy of the above-mentioned certificates. If Seller's terminal platform scale at the Delivery Point/Alternative Delivery Point is used, and/or any claim is received by Buyer from PGPB, Buyer reserves the following rights: To execute evaluation procedures on a random basis sending tank trucks to an independent scale to test the accuracy of such scale and recover damages from Seller for any discrepancy found.

     (c) If Seller's platform scale at the Delivery Point/ Alternative Delivery Point is not suitable for the service due to non-compliance with the above-mentioned Official Standards and an independent platform scale is used, the Parties will share equally the cost of weighing the tank trucks before and after loading.


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     (d)  If  Seller at any time replaces the platform scales at its terminal at the Delivery Point/Alternative Delivery Point, such new scales shall be used to weigh all tank trucks receiving Product at the Delivery Point/Alternative Delivery Point, and shall be operated and maintained in accordance with the above provisions. Seller shall be responsible for all costs expenses associated with such new scales.

     (e) For customers and inventory-management purposes, Product pumped through Seller's pipeline from the Injection Point to the Delivery Point shall be measured on a daily basis at the Micromotion measurement device installed at the Delivery Point. Readings by such device shall be registered by the Inspector, Mexican authorities, PGPB's customs broker, Buyer's Representative and Seller's representative. A reading of the quantity of Product pumped will be calculated on the basis of the differential between the readings taken at 00:00 hrs. and the reading taken the previous Day at 00:00 hrs., converted to volume in Gallons and corrected at 60 degrees F, through the determination of the specific gravity by samples taken at the Delivery Point (at the Micromotion measurement device installed at the connection point between Seller's pipeline and the Delivery Point) for every 50,000 Gallons received at the Delivery Point, through GC.

     Additionally, for verification and customs purposes, Product pumped through Seller's pipeline form the Injection Point to the Delivery Point shall be measured on a weekly basis every Monday at the Micromotion measurement device installed at the Delivery Point. Readings by such device shall be witnessed by the Inspector, Mexican authorities, PGPB's customs broker, Buyer's Representative and Seller's representative. A reading of the quantity of Product pumped will be calculated on the basis of the differential between the current reading and the reading taken the previous Monday at the same time converted to volume in Gallons and corrected at 60 degrees F, through the determination of the specific gravity by samples taken at the Delivery Point (at the Micromotion measurement device installed at the connection point between Seller's pipeline and the Delivery Point) for every 50,000 Gallons received at the Delivery Point on the immediate preceding five (5) Days, through GC. The inspector shall take line samples and shall test the batch pumped at the time of the readings.

     3.05     SELLER'S  FAILURE TO DELIVER NOMINATED VOLUME. In the event Seller
              ---------------------------------------------
fails  to  delivery the Nominated Volume by Buyer in the accordance with Article
3.02 of this Agreement ("Seller's Shortfall"), then Seller agrees that Buyer shall be entitled to purchase substitute product in an amount equal to the difference between the Nominated Volume and the Actual Volume delivered by Seller ("Seller's Shortfall Volume"). The aforementioned, however, notwithstanding Buyer's right to exercise any right or remedy provided under the Agreement or otherwise.


                                   ARTICLE IV

                  PRODUCT DELIVERY; TRANSFER OF TITLE; CUSTODY


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                         RISK OF LOSS AND CONTAMINATION

     4.01     PRODUCT  DELIVERED  AT  DELIVERY POINT. Product shall be delivered
              ---------------------------------------
DDU at the scale exit of the Delivery Point. Title of Product shall pass from Seller to Buyer at the point in the Seller's pipeline where Product passes into Mexico at the U.S./Mexico border in Matamoros, Tamaulipas, Mexico. The custody, risk of loss and contamination with respect to Product shall pass from Seller to Buyer at the scale exit of the Delivery Point.

     4.02     PRODUCT DELIVERED AT THE ALTERNATIVE DELIVERY POINT. If, by reason
              ----------------------------------------------------
of a programmed maintenance or an event different from Force Majeure at the Delivery Point, Seller is not able to deliver Product at the Delivery Point, Buyer shall have the option of loading Product at the Alternative Delivery Point, in which case Buyer shall so notify to Seller. The Product shall be then delivered FCA at the scale exit of the Alternative Delivery Point. Title of Product shall pass from Seller to Buyer as the Product passes the flange connecting the Seller's Alternative Delivery Point with Buyer's tank trucks. Custody, risk of loss and contamination with respect to Product shall pass from Seller to Buyer at the scale exit of the Alternative Delivery Point.

For Product delivered at the Alternative Delivery Point, Buyer shall nominate tank truck transportation services. Seller shall discount the Service Fee, described in Article 5.01, by an amount equal to the transportation costs incurred by Buyer, such transportation costs to be determined based on the prevailing market conditions at the time that Buyer must arrange for transportation and as mutually agreed by the Parties.

In the event of a Force Majeure condition at the Delivery Point, Buyer shall also have the option of loading Product at the Alternative Delivery Point. The Parties agree that in this event, Seller shall discount from the Product's price (including the Service Fee), as set forth in Article 5.01, an amount equal to the operational costs of the terminal at the Delivery Point plus costs related to the transportation of Product through Seller's pipeline from the Alternative Delivery Point to the Delivery Point. Seller shall inform Buyer of its calculation of the amounts to be discounted, such final discount amount to be mutually agreed between the Parties.

In the event Buyer elects not to exercise its option to take delivery at the Alternative Delivery Point, Seller shall still be obligated to deliver to Buyer the volume nominated by Buyer in accordance with Section 3.02 and shall be liable for any Seller's Shortfall, in accordance with Section 3.05.

                                    ARTICLE V

                        PRICING; INVOICING; PAYMENT TERMS

     5.01     PRICE  OF  PRODUCT;  SERVICE  FEES.  Product  pricing  shall  be
              -----------------------------------
calculated  monthly  in  accordance  with  the Propane and Butane content of the


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mix  actually received by Buyer. Price shall be the sum of (i) the average price of Propane multiplied by its actual fraction and Butane multiplied by its actual fraction during the delivery Month as published by OPIS (Oil Price Information Service) for Mont Belvieu non-TET daily spot postings, and (ii) a premium (the "Service Fee") of U.S. $_____ per Gallon of Product delivered during the Term; it being understood that in no event the Butane component shall be greater than 10%.

The estimated prices (the "Estimated Prices") to be used for interim invoicing purposes shall be determined in accordance with the foregoing paragraph of this
Section 5.01 (including the Service Fee), except that the price of Product shall be based on the closing posting price of the Mt. Belvieu non-TET as of the fifth Day prior to the delivery Month in which a posting price is published assuming ninety percent (90%) of Propane and ten percent (10%) normal Butane. At the end of the delivery Month, an adjustment shall be made so as to reflect the differences between the Estimated Prices as invoiced and the actual Month-end prices as computed in the foregoing paragraph (the "Month-End True Up").

     5.02     INVOICING.  Seller  shall invoice and send Buyer every Friday, the
              ----------
total volume loaded during the immediately proceeding week, using the Estimated Prices (the "Estimated Invoices"); as set forth under Article 5.01.

     The Month-End True Up shall be invoiced (the "True Up Invoice") at the end of the delivery Month. This True Up Invoice shall include (i) the volume delivered from the Seller to Buyer, and (ii) the realized price as per Section
5.01. The True Up Invoice must contain a deduction of US$8,500, representing Seller's payment of its share of Inspector's fees, as provided under Article 3.04.

     All invoices shall comply with Buyer's treasury policies and shall be sent in original to Buyer's financial contact set forth in the notice provision of this Agreement Neither faxed nor copied invoices will be acceptable to Buyer.

     5.03     PAYMENT TERMS. Payments shall be made by Buyer in net U.S. Dollars
              --------------
without set-off, deduction or counterclaim, and by wire transfer to Seller's designated account, as follows.

          5.03.1     ESTIMATED  INVOICES  PAYMENT.  Payment  of  each  of  the
                     -----------------------------
Estimated invoices shall be made by Buyer in net U.S. Dollars without set-off, deduction or counterclaim, and by wire transfer to Seller's designated account, ten (10) Days after the date on which such Estimated Invoices are received by Buyer. In case that payment date falls on a Sunday or holiday, then payment date will be the next Banking Day. In case that payment date falls on a Saturday, then payment date will be the prior Banking Day.

          5.03.2     TRUE  UP INVOICE PAYMENT. Payment of any amount due, either
                     -------------------------
from Buyer to Seller of from Seller to Buyer shall be made in U.S. Dollars within ten (10) Days after receipt of the original invoice. In case that payment date falls on a Sunday or holiday, then payment date will be the next


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Banking  Day.  In  case that payment date falls on a Saturday, then payment date will  be  the  prior  Banking  Day.

          5.03.3     OTHER  PAYMENTS.  Except  as  provided  in Articles 5.03.1,
                     ----------------
5.03.2 above, and amount due from one Party to the other shall be paid in U.S. Dollars within ten (10) Days after receipt of the original invoice. In case that payment date falls on a Sunday or holiday, then payment date will be the next
Banking Day. In case that payment date falls on a Saturday, then payment date will be the prior Banking Day.

          5.03.4     OFFICE  EXPENSES.  Seller  shall  provide Buyer with a list
                     -----------------
detailing certain expenses which Buyer shall be liable for and which may include telephone, telefax, cleaning and secretarial services, as well as expenses incurred by Buyer's Representatives supervising receipt of the Product deliveries at the Delivery Point. Buyer's Representatives must approve such detailed list. Seller shall invoice Buyer at the end of the Month U.S. $2,500 for such expenses, and Buyer shall pay Seller within twelve (12) Days after receipt of the original invoice at Buyer's offices. If payment date falls on a weekend or U.S. or Mexican holiday, payment shall be made on the following Banking Day. Extraordinary expenses shall be mutually agreed by the Parties.

          5.03.5     LATE PAYMENTS. If either Party does not make timely payment
                     --------------
of any amount due under this Agreement, then any such late payment shall accrue interest at a rate equal to the Prime Rate announced by Citibank N.A., New York, New York, U.S., pro-rated for the number of days a payment is late. If either Party, for any reason disputes an amount which is invoiced or claimed to be owed, then such Party shall promptly pay the undisputed amount to the extent that such amount is undisputed. Buyer and Seller shall resolve the disputed amount, and a replacement invoice shall be issued and payment of the replacement invoice shall be made in accordance with Article 5.03. The failure of a Party to object to an invoice within ten (10) Days after receipt of the invoice shall terminate the Party's right to contest the amount stated. If a timely objection is raised and not resolved within thirty (30) Days thereafter, the dispute may then be submitted to the American Arbitration Association through its expected arbitration procedures.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Buyer as follows:

     6.01     ORGANIZATION  AND  QUALIFICATION.  Seller  is  a  corporation duly
              ---------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the


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ownership  or  operation  of  its  assets  and properties or the conduct of its business  requires  such  qualification.

     6.02     CORPORATE  AUTHORIZATION.  Seller  has  full  corporate  power and
              -------------------------
authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery, and performance by Seller of this Agreement has been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by it of this Agreement.

     6.03     CONSENTS  AND  APPROVALS.  No  consent,  approval,  waiver  or
              -------------------------
authorization is required to be obtained by Seller from, and no notice or filing is required to be given by Seller or made by Seller with, any federal, state, local or foreign governmental authority or other person in connection with the execution, delivery and performance of this Agreement.

     6.04     NON-CONTRAVENTION.  The  execution,  delivery  and  performance by
              ------------------
Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the organizational documents of Seller; (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller under, or to a loss of any benefit to which Seller is entitled under any contract; or (iii) or result in a breach of or constitute a default under any law of any court or governmental authority to which Seller is subject.

     6.05     BLINDING  EFFECT.  This  Agreement constitutes a valid and legally
              -----------------
binding obligation of Seller enforceable against Seller in accordance with the terms of this Agreement, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Buyer  hereby  represents  and  warrants  to  Seller  as  follows

     6A.01     ORGANIZATION  AND  QUALIFICATION.  Buyer  is  a corporation  duly
               ---------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets and properties or the conduct of its business requires such qualification.

     6A.02     CORPORATE  AUTHORIZATION.  Buyer  has  full  corporate  power and
               -------------------------
authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement has been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by it or this Agreement.


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     6A.03     CONSENTS  AND  APPROVALS.  No  consent,  approval,  waiver  or
               -------------------------
authorization is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer or made by Buyer with, any federal, state, local or foreign governmental authority or other person in connection with the execution, delivery and performance of this Agreement.

     6A.04     NON-CONTRAVENTION.  The  execution,  delivery, and performance by
               ------------------
Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate and provision of the organizational documents of Buyer; (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or to a loss of any benefit to which Buyer is entitled under, and contract; or (iii) or results in a breach of or constitute a default under any law of any court or governmental authority to which Buyer is subject.

     6A.05     BINDING  EFFECT.  This  Agreement constitutes a valid and legally
               ----------------
binding obligation of Buyer enforceable against Buyer in accordance with the terms of this Agreement, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VII

               TERMINAL-RELATED PROVISIONS; REGULATORY COMPLIANCE

     7.01     TERMINAL  SAFETY.  Buyer  will  comply,  and  will  cause  Buyer's
              -----------------
Representatives entering into the Delivery Point (or the Alternative Delivery Point, if such is the case) to comply, with all applicable terminal safety and health regulations. Seller will execute on its name, pay for, and furnish to Buyer prior to accepting any Product at the Delivery Point (or the Alternative Delivery Point, if such is the case), all information (including applicable material safety data sheets), documents, labels, placards, container, and other materials which may be required to be furnished by Buyer by statutes, ordinances, rules or regulations of any public authority relating to the describing, packaging, receiving, storing, handling, or shipping of Product at or from the Delivery Point (or the Alternative Delivery Point, if such is the case). Seller shall provide such information at the execution of this Agreement.

     7.02     LOADING Seller will provide loading services at the Delivery Point
              -------
(or the Alternative Delivery Point, if such is the case) seven (7) Days a week, twenty-four (24) hours per Day. If the Parties determine that it is not necessary to have personnel 24 hours a Day based upon operational experience developed on site, hours of service shall be subject to availability of Buyer's Representatives to dispatch Product from the Delivery Point (or the Alternative Delivery Point, if such is the case).


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     Seller  will  provide  Buyer, in addition to the Inspector's report, with a daily activity report specifying the quantity (weight and volume) and quality of Product delivered to Buyer at the Delivery Point (or the Alternative Delivery Point, if such is the case).

     7.03     SPILL/ENVIRONMENTAL  POLLUTION.  If  any  Propane and/or Butane or
              -------------------------------
Product spill or other environmental polluting discharge occurs in connection with or relating to any Product prior to delivery of such Product, all containment and clean-up operations (including those required by any governmental authority), shall be at Seller's expense.

     If such spill or environment polluting discharge occurs after delivery at the Delivery Point (or the Alternative Delivery Point, is such is the case), Buyer authorizes Seller to commence containment of clean-up operations as deemed appropriate or necessary by Seller or as may be required by any governmental authority. Seller will notify Buyer immediately of such operations, Seller shall have the right to direct all containment and clean-up operations.

     All costs of containment and clean-up for any spill or environmental pollution will be borne by the Party responsible for such spill or environmental pollution, and such Party shall indemnify and hold harmless the other Party from any and all expenses, claims, liabilities, damages, penalties, fines and other costs (including, without limitation, attorneys' fees) resulting from or related to such incident.

     7.04     TERMINAL REGULATORY COMPLIANCE. Seller warrants that the terminals
              -------------------------------
at the Delivery Point and the Alternative Delivery Point, respectively comply, and covenants that such terminals will comply at all times during the Term of the Agreement, with all local, state and federal laws, rules or regulations applicable to terminals, including without limitation, all such laws, rules or regulations concerning permits and insurance required for owning, leasing, using, or operating a terminal at the Delivery Point or Alternative Delivery Point.

                                  ARTICLE VIII

                             CHANGE OF CIRUMSTANCES
                             ----------------------

The deregulation of the Mexican LPG market shall constitute a Change of Circumstance under this Agreement. In case of any change in the regulation of the LPG Market in Mexico that allows free importation to private companies, any party shall have the right to notify the other party its desire to reduce the quantity stated in this Agreement or its desire to terminate this Agreement in advance. The negotiation process shall last no more that thirty (30) Days. If, by the end of such period the parties do not reach a mutual consent, this Agreement shall be deemed as terminated.


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                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.01     NOTICES.  All  notices  or other communications hereunder shall be
              --------
deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier; provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

BUYER:                 P.M.I. TRADING LIMITED
ADDRESS:               Av. Marina Nacional No. 329
                       Torre Ejecutiva, Piso 20
                       Col. Huasteca
                       11311 Mexico D.F.

Commercial Contact

Name:                  Rodrigo Aranda / Adalberto Santin / Diana Salmon
Telephone:             (52-55) 1944-0124/0158/0240/ (713) 567-0124/0158/0240
Telex No.:             1773671
Fax No.:               (52-55) 1944-0134 / (713) 567-0134

Operations Contact

Name:                  Cesar Covarrubias/Manuel Villarino/ Salvador Huertas
Telephone:             (52-55) 1944-0114/0142/0119/ (713) 567-0114/0142/0119
Telex No.:             1773671/1773509
Fax No.:               (52-55) 1944-0111 / (713) 567-0111

Financial Contact

Name:                  Juan Carlos Caballero/Francisco Cervantes
Telephone:             (52-55) 1944-0074/0077 / (713) 567-0074/0077
Telex No.:             1773671-1773509
Fax No.:               (52-55) 1944-0072 / (713) 567-0072

SELLER:                RIO VISTA ENERGY PARTNERS L.P.
ADDRESS:               820 Gessner Rd. Ste. 1285
                       Houston, Texas, 77024

Commercial Contacts

Name:                 Richard Shore


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Telephone No.:        (925) 932-9270
Fax No.:              (925) 944-3339

Name:                 Charlie Handly
Telephone No.:        (713) 467-8235
Fax No.:              (713) 467-8258

Name:                 Vincente Soriano
Telephone No.:        (52-55) 5661-9408
Fax No.:              (52-55) 5661-2776

Operations Contact

Name:                 Charlie Handly
Telephone No.:        (713) 467-8235
Fax No.:              (713) 467-8258

Name:                 Vincente Soriano
Telephone No.:        (52-55) 5661-9408
Fax No.:              (52-55) 5661-2776

Name:                 Pedro Prado
Telephone No.:        (868) 919-2364
Fax No.:              (868) 819 2365
                      Carretera La Rosita - Lucio Blanco KM. 3.4
                      La Gloria, Tamaulipas

Financial Contact

Name:                 Ian Bothwell
Telephone No.:        (310) 563-1830
Fax No.:              (310) 563-6290

     9.02     AMENDMENT; WAIVER.  Any provision of this Agreement may be amended
              ------------------
or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. In the event of any such attempted assignment or delegation by any Party without the consent of the other Party, such Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate the Agreement effective immediately upon notice to the other Party.

     No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


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     9.03     ASSIGNMENT.  No  party  to  this  Agreement  may assign any of its
              -----------
rights or obligations under this Agreement without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

     9.04     ENTIRE  AGREEMENT.  This Agreement (including all Exhibits hereto)
              ------------------
contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     9.05     FULFILLMENT  OF  OBLIGATIONS.  Any  obligation of any Party to any
              -----------------------------
other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

     9.06     PARTIES  IN INTEREST. This Agreement shall inure to the benefit of
              ---------------------
and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     9.07     DISCLOSURE.  Notwithstanding anything herein to the contrary, each
              -----------
of the Parties hereby agrees with the other Party or Parties hereto that, except as may be required to comply with the requirements of any applicable Laws and the rules and regulations of any stock exchange upon which the securities of one of the Parties is listed, no press release or announcement or communication of any kind shall ever, whether prior to or subsequent to the execution of this Agreement, be made or caused to be made concerning the execution, performance or terms of this Agreement unless specifically approved in advance by all Parties hereto.

     9.8     EXPENSES. Except as otherwise expressly provided in this Agreement,
             ---------
whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.

     9.09     GOVERNING  LAW. This agreement shall be governed by, and construed
              ---------------
in accordance with the internal laws of the state of New York without regard to its conflicts of law principals.

     9.10     ARBITRATION. Any and all disputes, claims or controversies arising
              ------------
under or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its International Arbitration Rules. The place of the arbitration shall be New York City, New York, U.S. The Parties agree that the number of arbitrators shall be three. Each Party shall nominate a neutral and independent arbitrator, and the two arbitrators so appointed shall appoint the third neutral and independent arbitrator, who shall act as the Chairperson. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator


                                    16 of 21
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shall  be selected by the AAA. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement regarding the reasons for the disposition of any claim. A judgment of the court having jurisdiction may be entered on the award. Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

     9.11     COUNTERPARTS.  This  Agreement  may  be  executed  in  one or more
              -------------
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     9.12     HEADINGS.  The heading references herein and the table of contents
              ---------
hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     9.13     SEVERABILITY.  The  provisions  of  this Agreement shall be deemed
              -------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.14     THIRD PARTY BENEFICIARIES. Nothing in the Agreement is intended or
              --------------------------
shall be construed to confer upon or give to any Person or entity any rights as a third party beneficiary of the Agreement or any part thereof.

     9.15     TAXES.  Each  Party  shall  be  responsible  for paying any taxes,
              ------
duties, fees or whichever other similar to which they are obliged to pay in accordance with the applicable law.

     9.16     OTHER  TERMS AND CONDITIONS. Except as would conflict or except as
              ----------------------------
otherwise provided in this Agreement, Incoterms 2000 for DDU and FCA shall apply. In no event shall the United Nations Convention for the International Sales of Goods apply to this Agreement.

     9.17     FORCE  MAJEURE.  Neither  Party  shall  be  liable  for demurrage,
              ---------------
losses, damages, claims or demands of any nature arising out of delays or defaults in performance under the Agreement due to any unforeseeable impediment beyond the reasonable control of the Parties ("Force Majeure"), which shall include, but not be limited to: acts of god or public enemy: floods or fire: hostilities of war (whether declared or undeclared); blockades; labor disturbances; strikes; riots; insurrections or civil commotion; quarantine restrictions or epidemics; electrical shortages or blackouts; earthquakes; tides,


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storms  or  bad weather; accidents; breakdown or injury to Buyer's (or Seller's)
facilities; or laws; decrees, regulations, orders or other directives or actions of either general or particular application of the government of Mexico or the U.S. or any agency thereof or of a person or authority purporting to act therefore, or request of any such person or authority. Any Party claiming Force Majeure shall promptly notify the other of the occurrence of the event of Force Majeure relied upon and shall estimate the length of time that the Force Majeure condition is expected to continue. Such Party shall also promptly notify other Party of the cessation of the Force Majeure condition. Nothing in this Article shall relieve Buyer of its obligation to pay in full for product sold and effectively delivered and to pay all other amounts due to Seller under the Agreement.

     The occurrence of an event of Force Majeure shall not operate to extend the period of this Agreement. Should any such event curtail or suspend the performance of either Party hereunder for a period in excess of seven (7) Days, either Party shall have the right to terminate this Agreement upon notice to the other Party.

     If, as a result of Force Majeure, Seller at any time does not have available a sufficient amount of Product to be sold to Buyer, Seller shall be obligated to equally prorate the available amount it holds for export among its customers, including Buyer, or shall make reasonable commercial efforts to purchase Product from any third party to sell to Buyer.

     9.18     CONFIDENTIALITY.  The  Parties  agree  to  keep  all  terms  and
              ----------------
conditions of this Agreement private and confidential except to the extent that disclosure is required under any rule or regulation to which the Party shall be subject.

     9.19     LIMITATION  OF  LIABILITY.  Neither  Party  shall  be  liable  for
              --------------------------
special,  indirect,  incidental  or  consequential  damages.

     9.20 APPLICABILITY OF SECTIONS 362(B)(6) AND 556. The Parties acknowledge and agree that this Agreement is subject to Buyer's rights under 11 U.S.C. Sec.Sec. 362 (b)(6) and 556. In that regard, the Parties acknowledge and agree that:

     (a) The Product is a "commodity" within the definition set forth in 7 U.S.C. Sec. 1(a)(4) and 11 U.S.C. Sec. 761(8), and is the subject of dealing in the forward contract trade.

     (b) This Agreement is a "forward contract" within the definition set forth in 11 U.S.C. Sec. 101(25) for the purchase, sale or transfer of a commodity.

     (c) This Agreement has a maturity date of more than two Days after this Agreement is entered into.

     (d) Buyer and Seller are each a "forward contract merchant" within the definition set forth in 11 U.S.C. Sec. 101(26).


                                    18 of 21
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     (e)  The contractual termination rights set forth in Sections 10(a) and (b)
hereof  are  conditions  of  the  kind  specified  in  11 U.S.C. Sec. 365(e)(1).

     (f) The Parties therefore acknowledge and agree that this Agreement may be terminated by Buyer, in accordance with Sections 10(a) and (b) hereof, upon the commencement of a bankruptcy case or insolvency proceeding by, or against, Seller under and Chapter of Title 11 of the United States Code or any other applicable insolvency, or similar, law.

                                    ARTICLE X

                                   TERMINATION

TERMINATION FOR VARIOUS EVENTS. Notwithstanding anything herein to the contrary,
-------------------------------
either Party may (in addition to any other rights or remedies provided to the other Party under this Agreement) terminate this Agreement, effective immediately upon notice to the other Party, if any of the following events occurs, and no alternative payment arrangement has been made to secure payment to the terminating Party:

     (a) The other Party (or any guarantor of the other Party's obligations hereunder) institutes proceeding to be adjudged bankrupt or insolvent, seeks or suffers reorganization under court order, seeks the benefit of any law for the relief of debtors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally when become due, or performs any other generally recognized act of insolvency or bankruptcy, or there shall be declared a moratorium on the payment of the other Party's (or such guarantor's) debts;

     (b) There is entered any decree or order by a court adjudging the other Party (or any guarantor of any of the other Party's obligations hereunder) bankrupt or insolvent, approving a petition for reorganization, approving a patition seeking the benefit of any law for the relief of debtors, appointing a receiver, or decreeing or ordering the winding-up or liquidation of the other Party's (or such guarantor's) affairs;

     (c) Any law, rule, regulation or decree of any competent authority restricts the ability of the other Party (or any guarantor of any of the other Party's obligations hereunder) to obtain U.S. Dollars for payments to be made under the Agreement (or any guaranty); and

     (d) Any material representation or material warranty made by the other Party (or any guarantor of any of the other Party's obligations hereunder) hereunder or otherwise proves to be false or incorrect in any material respect.


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     (e)  Buyer  recognizes  that  Seller  has  entered  into  negotiations  to evaluate the sale of substantially all of it assets. Such negotiations include the assignment of Seller's long term supply agreements involving the sale and delivery of LPG to Seller's terminals in Matamoros, Mexico and or Brownsville, that Buyer shall have at all times the right to terminate this Agreement in its sole discretion, if Buyer considers that the assignment of the Agreement to the asset purchaser would materially affect reliable supply of LPG to Buyer, or if such attempted assignment or delegation by Seller is done without Buyer's prior written consent. In such event, Buyer shall further have the right to exercise any rights or remedies it may have hereunder or otherwise.

In witness whereof, the parties have duly executed this agreement as of June 4th, 2005.

RIO VISTA ENERGY PARTNERS L.P.          P.M.I. TRADING LIMITED

/s/ Charles C. Handly                   /s/ Rodrigo Aranda
-------------------------               ---------------------

CHARLES C. HANDLY                       RODRIGO ARANDA

Title:                                  Title:
     President                               Signatory
-------------------------               ---------------------



                                  EXHIBIT "A"
                                  -----------


                                    20 of 21
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
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                                   Exhibit "A"
                                   -----------
                             PRODUCT SPECIFICATIONS

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TEST/                    SPECIFICATION             UNITS            METHOD
-----                    -------------             -----            ------
COMPONENT
---------
------------------------------------------------------------------------------
PROPANE                      90 MIN                 %VOL            GC (ASTM
                                                                    D 2163-
                                                                    91)
------------------------------------------------------------------------------
BUTANE                       10 MAX                 %VOL            GC (ASTM
                                                                    D-2163-
                                                                    91)
------------------------------------------------------------------------------
ETHANE                        2 MAX                 %VOL            GC (ASTM
                                                                    D-2163-
                                                                    91)
------------------------------------------------------------------------------
BUTYLENE                      1 MAX                 %VOL            GC (ASTM D
                                                                   -2163-91)
------------------------------------------------------------------------------
PROPYLENE                     2 MAX                 %VOL            GC (ASTM
                                                                    D-2163-
                                                                    91)
------------------------------------------------------------------------------
PENTANES &                    2 MAX                 %VOL            GC (ASTM
HEAVIES                                                             D-2163-
                                                                    91)
------------------------------------------------------------------------------
VAPOR                        200 MAX                PSIG            ASTM D-
PRESSURE                                                            1267-95
AT 100 F DEG.                                                       OR
                                                                    GC (ASTM
                                                                    D-2163-
                                                                    91)
------------------------------------------------------------------------------
SPECIFIC                        -                                   ASTM D-
GRAVITY                                                             1657 OR
                                                                    GC (ASTM
                                                                    D-2163-
                                                                    91)
                                                                    ASTM D-
                                                                    2598-96
------------------------------------------------------------------------------
CORROSION                       1                                   ASTM D-
COPPER STRIP                                                        1838-91
AT 100 F DEG.
------------------------------------------------------------------------------
OTHER                         NONE
DELETERIOUS
SUBSTANCES
------------------------------------------------------------------------------
ODORIZATION                 PRODUCT
                            SHALL BE
                            ODORIZED
                           (STENCHED)
                             AS PER
                          OFFICIAL U.S.
                           AND MEXICAN
                           REGULATIONS
------------------------------------------------------------------------------

     Notes:    GC: Gas chromatograph
               Propane content; propane + ethane + propylene
               Butane content: normal butane + butylenes + pentane and heavies Determination of quality shall follow the latest revision of ASTM procedure.


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